AMENDED AND RESTATED

BY-LAWS

OF

RUSSELL EXCHANGE TRADED FUNDS TRUST

ARTICLE I

Agreement and Declaration of Trust

and Principal Office

Section 1. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of RUSSELL EXCHANGE TRADED FUNDS TRUST, the Delaware statutory trust established by the Declaration of Trust (the “Trust”).

Section 2. Principal Office of the Trust. The principal office of the Trust shall be located at such place within or without the State of Delaware as the Trustees may determine from time to time.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of Washington designated by the Board of Trustees. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2. Call of Meeting. There shall be no annual meetings of the shareholders except as required by law. If a meeting is a meeting of shareholders of any Series or Class, but not a meeting of all shareholders of the Trust, then only a special meeting of shareholders of such Series or Class need be called and, in such case, only shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

Section 3. Special Meetings. Special Meetings of the Shareholders may be called at any time by the Chairman, or President, or by a majority of the Board of Trustees, and shall be called by the Secretary upon written request of the holders of Shares entitled to cast not less than twenty percent of all the votes entitled to be cast at such meeting provided that:

(a) Such request shall state the purposes of such meeting and the matters proposed to be acted on.

(b) The Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and disseminating the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months. The foregoing provisions of this section 3 notwithstanding, a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent of the votes entitled to be cast for the purpose of consideration removal of a trustee from office as provided in section 16(c) of the 1940 Act.

Section 4. Notice. Not less than ten, nor more than ninety days before the date of every Annual or Special Shareholders Meeting, the Secretary shall cause to be mailed or sent electronically to each Shareholder of record entitled to vote at such meeting at his address (as it appears on the records of the Trust at the time of mailing) notice stating the time and place of the meeting and, in the case of a Special Meeting of Shareholders, shall be limited to the purposes stated in the notice. Notice of adjournment of a Shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting.

Section 5. Record Date for Meetings. Subject to the provisions of the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”), the Board of Trustees may fix in advance a date not more than ninety, nor less than ten days, prior to the date of any annual or special meeting of the Shareholders as a record date for the determination of the Shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid.

Section 6. Quorum. Except as otherwise provided by the 1940 Act or in the Trust’s Declaration of Trust, at any meeting of Shareholders, the presence in person or by proxy of the holders of record of Shares issued and outstanding and entitled to vote representing more than twenty-five percent of the total combined net asset value of all Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting.

If, however, a quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the votes present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Voting. Each Shareholder shall have one vote per Share (and a fractional vote for each fractional Share) held by such Shareholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of Shareholders. For purposes of this section and Section 6 of this Article II, net asset value shall be determined pursuant to Section 3 Article VIII of these By-Laws as of the record date for such meeting set pursuant to Section 5. There shall be no cumulative voting in the election of trustees. Votes may be made in person or by proxy.

At all meetings of the Shareholders, a quorum being present, all matters shall be decided by majority of the votes entitled to be cast held by Shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 8. Action Without Meeting. Any action to be taken by Shareholders may be taken without a meeting if:

(a) All Shareholders entitled to vote on the matter consent to the action in writing or electronically, and

(b) All Shareholders entitled to notice of the meeting but not entitled to vote at it sign a written or electronic waiver of any right to dissent, and

(c) the consents are filed with the records of the meeting of Shareholders. Such consent shall be treated for all purposes as a vote at a meeting.

Section 9. Manner of Giving Notice; Affidavit of Notice. Notice of any shareholders’ meeting shall be given either personally or by first-class mail, overnight mail service or telegraphic or electronically or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any shareholder’s meeting shall be executed by the Secretary, Assistant Secretary, any transfer agent of the Trust or tabulator or soliciter hired by the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

Section 10. Adjourned Meeting; Notice. Any shareholder’s meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

When any shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than 120 days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. To the extent that notice of an adjourned meeting is to be provided, notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article 4. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 11. Waiver of Notice; Consent of Absent Shareholders. The transactions of the shareholders’ meeting, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any shareholders’ meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 12. Proxies. Every person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy shall be deemed validly executed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by or attendance at the meeting and voting in person by the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the laws of the state of Delaware.

Section 13. Inspectors of Election. Before any shareholders’ meeting, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder’s proxy, shall appoint a person to fill the vacancy.

These inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

Section 14. Chairman. In the absence of specific instructions from the Chairman of the Board of Trustees, an officer of the Trust shall preside at all meetings of shareholders.

ARTICLE III

Trustees

Section 1. Vacancies. Subject to applicable laws and regulations, vacancies in the Board of Trustees may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, unless the Board of Trustees calls a shareholders’ meeting for the purposes of electing Trustees; provided, however, that immediately after filling such vacancy, at least two-thirds of the Trustees then holding office have been elected to such office by the holders of the outstanding voting securities of the Trust. In the event that at any time less than a majority of the Trustees holding office at that time were so elected by the holders of the outstanding voting securities of the Trust, the Board of Trustees shall forthwith cause to be held as promptly as possible, and in any event within sixty (60) days, a meeting of such holders for the purpose of electing Trustees to fill any existing vacancies in the Board of Trustees, unless such period is extended by order of the United States Securities and Exchange Commission. Trustees need not be Shareholders. Each Trustee elected shall hold office until his successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified or reach the mandatory retirement age which may be approved by the Board of Trustees from time to time.

The selection and nomination of the Trustees who are not interested persons of the Trust (as that term is defined in the Investment Company Act of 1940) shall be, and is, committed to the discretion of such independent Trustees.

Section 2. Regular Meetings. Regular meetings of the Board of Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed to be a party calling the meeting and no call or notice will be required to such Trustee provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

Section 3. Special Meetings. Special meetings of the Board of Trustees may be called by the Chairman of the Board or President. Special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice on the written request of two or more Trustees and held at such place and time designated in the call of the meeting, sufficient notice thereof being given to each Trustee.

Section 4. Notice. For any special meeting or to the extent advance notice is required for a regular meeting of the Board of Trustees, it shall be sufficient notice to a Trustee of such meeting to send notice by mail at least forty-eight (48) hours or by telegram, facsimile, e-mail, telephone or in-person at least twenty-four (24) hours before the meeting to the Trustee at his or her usual or last known business or residence address. Notice of a meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents, and approvals shall be filed with the records of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

Section 5. Quorum. At any meeting of the Trustees, a majority of the Trustees then in office, or such greater amount as may be required by applicable law, shall constitute a quorum. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. The provisions of Section 5 are subject to applicable laws and regulations.

Section 6. Participation by Telephone. Subject to applicable laws and regulations, one or more members of the Board of Trustees or of any committee of the Board of Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 7. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 7 of Article 2 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 8. Chairman. The Board of Trustees may elect a Chairman for the purpose of presiding at meetings of the Board of Trustees. The Chairman shall not be deemed to be an officer of the Trust solely as a result of acting as Chairman of the Board of Trustees. The Chairman may be a voting member of any one or more committees of the Board of Trustees. The Chairman shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board of Trustees or prescribed by these By-Laws. The Chairman may delegate his or her powers and duties to Trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements. The Chairman shall hold office for a period of two (2) years and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed, becomes disqualified or reaches the mandatory retirement age which may be approved by the Board of Trustees from time to time. The Chairman may hold office for up to two (2) such two-year terms, provided, that, the Chairman may hold such office for longer than two (2) two-year terms with the approval of the Board of Trustees. The following individual will preside over any meeting of the Board of Trustees in the following order if present (1) Chairman of the Board of Trustees, (2) Chairman of the Nominating and Governance Committee, (3) Chairman of the Investment Committee, if any, (4) Chairman of the Audit Committee and (5) as determined by the Trustees in attendance.

Section 9. Actions by Consent. Subject to applicable laws and regulations, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written or electronic consent to such action is signed by all members of the Board of Trustees or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board of Trustees or committee.

ARTICLE IV

Officers

Section 1. Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion appoint. The officers of the Trust shall also include a Chief Compliance Officer, whose designation and compensation shall be approved by a majority of the Trustees, including a majority of the independent Trustees. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may, but need not be, a Trustee or shareholder. Any two or more offices may be held by the same person.

Section 2. Election. The President, the Treasurer and the Secretary shall be elected annually by the Trustees.

Section 3. Tenure. The President, the Treasurer and the Secretary shall hold office until the next annual meeting of the Trustees and until their respective successors are chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees, subject to Section 14 of Article 3.

Section 4. Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

Section 5. Subordinate Officers. The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Trustees may from time to time determine.

Section 6. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 7. President. Unless the Trustees otherwise provide, the President shall be the chief executive officer. The President shall have the general powers and duties of management usually vested in the office of president of a corporation except to the extent that such powers and duties are assigned to the Chairman. The President shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 8. Chief Compliance Officer. The Chief Compliance Officer shall have the general powers and duties usually vested in the office of chief compliance officer. The Chief Compliance Officer shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws, subject to approval by a majority of the independent Trustees.

Section 9. Vice President. A Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election) shall, upon proper delegation from the President or in the absence of the President or in the event of his or her inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 10. Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust. The Treasurer shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 11. Assistant Treasurer. An Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, upon proper delegation from the Treasurer or in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurer(s) shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 12. Secretary. The Secretary shall record or cause to be recorded all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. The Secretary shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-Laws.

Section 13. Assistant Secretary. An Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, upon proper delegation from the Secretary or in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he is absent, a temporary secretary chosen at such meeting, shall record the proceedings thereof in the aforesaid books. The Assistant Secretary(s) shall have such other duties and powers as may be prescribed by the Board of Trustees or these By-Laws.

Section 14. Resignations and Removals. Any officer may resign at any time by written instrument signed by him and delivered to the Chairman of the Board, the President or the Secretary (other than to himself or herself) or to a meeting of the Board of Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause, provided that the Chief Compliance Officer may be removed by action (and only with approval) of the Trustees including a majority of independent Trustees. Except to the extent expressly provided in a written agreement with the Trust or resolution of the Board of Trustees, no officer resigning or removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE V

Committees

Section 1. General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. Each committee may elect a chairman for the purpose of presiding at meetings of the committee. A committee chairman shall exercise and perform such other powers and duties as may be from time to time assigned to the chairman by his or her respective committee or the Board of Trustees or prescribed by these By-Laws. A committee chairman may delegate his or her powers and duties to Trustees or officers of the Trust that he or she deems appropriate, provided that such delegation is consistent with applicable legal and regulatory requirements. A committee chairman shall hold office for a period of two (2) years and until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. A committee chairman may hold office for up to two (2) such two-year terms, provided, that, a chairman may hold such office for longer than two (2) two-year terms with the approval of the Board of Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE VI

Reports and Records

Section 1. General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

Section 2. Inspection by Shareholders. The Trustees may from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any Series shall be open to the inspection of the shareholders. No shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the shareholders.

Section 3. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII

Seal

Section 1. General. The Trust shall have no seal.

ARTICLE VIII

General Matters

Section 1. Fiscal Year. The fiscal year of the Trust and each Series shall be fixed by resolution of the Trustees.

Section 2. Execution of Papers. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, deeds, leases, contracts, notes, drafts and other obligations made by the Trustees shall be signed by the President, any Vice President, the Treasurer, the Secretary or any other appropriate officer.

Section 3. Net Asset Value. The net asset value per Share shall be determined separately as to each class of the Trust’s Shares, by dividing the sum of the total market value of the class’s investments and other assets, less any liabilities, by the total outstanding Shares of such class, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation currently in effect.

Section 4. Writings. To the fullest extent permitted by applicable laws and regulations:

(a) all requirements in these By-Laws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and

(b) all requirements in these By-Laws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

Section 5. Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

Section 6. Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

ARTICLE IX

Issuance of Share Certificates

Section 1. Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of share certificates either in limited cases or to all shareholders. In that event, a shareholder may receive a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

Section 2. Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

Section 3. Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of shares certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

ARTICLE X

Dealings with Trustees and Officers

Section 1. General. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent. The Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

ARTICLE XI

Indemnification

Section 1. Trustees, Officers, Etc. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or (c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article.

Section 2. Compromise Payment. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by any other body before which the proceeding was brought, that such Covered Person is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be provided if (a) approved, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry) to the effect that such indemnification would not protect such Person against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 3. Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article 11, the term “Covered Person” shall include such person’s heirs, executors and administrators and a “disinterested Trustee” is a Trustee who is not an “interested person” of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, (or who has been exempted from being an “interested person” by any rule, regulation or order of the Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act.

ARTICLE XII

Amendments to the By-Laws

Section 1. General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Date: February 29, 2012